March 11, 2016

FLORIDA DEPARTMENT OF STATE
Division of Corporations

SKYPEOPLE FRUIT JUICE, INC.
15 WARREN STREET
SUITE 25
HACKENSACK, NJ 07601US

Re: Document Number P98000058441

The Articles of Amendment to the Articles of Incorporation for SKYPEOPLE FRUIT JUICE, INC., a Florida corporation, were filed on March 10, 2016, effective March 16, 2016.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H16000062285.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Annette Ramsey
Regulatory Specialist II
Division of Corporations

Letter Number: 116A00005066

# State of Florida

## Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 10, 2016, effective March 16, 2016, to Articles of Incorporation for SKYPEOPLE FRUIT JUICE, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H16000062285. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P98000058441.

Authentication Code: 116A00005066-031116-P98000058441-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Eleventh day of March, 2016

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner

Ken Detzner
Secretary of State

## COVER LETTER

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** SkyPeople Fruit Juice, Inc.

**DOCUMENT NUMBER:**______________________________

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

______________________________
Name of Contact Person

______________________________
Firm/ Company

______________________________
Address

______________________________
City/ State and Zip Code

______________________________
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

______________________________ at (________) ______________________________
Name of Contact Person                Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

| | | | |
|---|---|---|---|
| $35 Filing Fee | $43.75 Filing Fee & Certificate of Status | ■ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed) | $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) |

| **Mailing Address** | **Street Address** |
|---|---|
| Amendment Section<br>Division of Corporations<br>P.O. Box 6327<br>Tallahassee, FL 32314 | Amendment Section<br>Division of Corporations<br>Clifton Building<br>2661 Executive Center Circle<br>Tallahassee, FL 32301 |

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**
**SkyPeople Fruit Juice, Inc.**

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:** ***(Principal office address MUST BE A STREET ADDRESS)***

______________________________

______________________________

**C. Enter new mailing address, if applicable:** ***(Mailing address MAY BE A POST OFFICE BOX)***

______________________________

______________________________

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* ______________________________

*(Florida street address)*

*New Registered Office Address:* ______________________________ , Florida ____________
*(City)* *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

*Signature of New Registered Agent, if changing*

______________________________

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**

*(Attach additional sheets, if necessary)*

*Please note the officer/director title by the first letter of the office title:*

*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*

*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ____ Change | | | |
| ____ Add | | | |
| ____ Remove | | | |
| 2) ____ Change | | | |
| ____ Add | | | |
| ____ Remove | | | |
| 3) ____ Change | | | |
| ____ Add | | | |
| ____ Remove | | | |
| 4) Change | | | |
| ____ Add | | | |
| ____ Remove | | | |
| 5) Change | | | |
| ____ Add | | | |
| ____ Remove | | | |

**E. If amending or adding additional Articles, enter change(s) here**

*Please see attached*

**F. If an amendment provides for an exchanges, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**

*Please see attached*

**The date of each amendment(s) adoption:** February 29, 2016.

**Effective date if applicable:** March 16, 2016

*(no more than 90 days after amendment file date)*

**Note:** If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

**Adoption of Amendment(s)** **(CHECK ONE)**

O The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

O The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ________________________________________."

*(voting group)*

☒ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. That the amendment to the articles of incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

O The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated: March 10, 2016

Signature________________________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Yongke Xue

(Typed or printed name of person signing)

Chairman and Chief Executive Officer

(Title of person signing)

**ARTICLES OF AMENDMENT**
**TO**
**THE AMENDED AND RESTATED ARTICLES OF INCORPORATION**
**OF**
**SKYPEOPLE FRUIT JUICE, INC.**

SKYPEOPLE FRUIT JUICE, INC., a Florida corporation (the "Company") hereby further certifies that this amendment was duly adopted by the Company's Board of Directors in accordance with the applicable provisions of Section 607.10025 of the Florida Business Corporation Act of the State of Florida. The Company's Board of Directors adopted this amendment on February 29, 2015.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the Company hereby amends ("Articles of Amendment") its amended and restated articles of incorporation, as amended ("Articles"), as follows:

Section 1 of Article III Capital Stock of the Articles of the Company is hereby amended and hereafter restated to read in its entirety as follows:

1.01 Authorized Stock. The total number of shares of common stock, par value $0.001 per share (the "Common Stock"), which the Company shall have authority to issue is 8,333,333. The total number of shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), which the Company shall have authority to issue is 10,000,000.

1.02 Reverse Stock Split. Effective 9:00 A.M. Eastern Time, March 16, 2016 (the "Effective Time"), each 8 (eight) shares of Common Stock of the Company ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically combined, reclassified and exchanged into one (1) shares of Common Stock of the Company ("New Common Stock"), without changing the par value of the shares of the Company (the "Reverse Split").

No fractional shares of New Common Stock will result from or be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined, exchanged and reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined, exchanged and reclassified.

The remainder of the Amended and Restated Articles of Incorporation, as amended, shall remain unchanged and in full force and effect.

**IN WITNESS WHEREOF,** the undersigned, the Chief Executive Officer of the Company, has executed these Articles of Amendment this 10th day of March, 2016.

Skypeople Fruit Juice, Inc.
By: /s/ Yongke Xue
Name: Yongke Xu, Chief Executive Officer